                                                                   Exhibit 10.51

                         CONSULTING SERVICES AGREEMENT

     The following confirms the agreement between JOHN M. PAYNE (the "Consultant") and STAMPS.COM INC., (the "Company"), with respect to consulting services to the Company:

1.  Definitions.
    -----------

     a. "Company Materials" shall have the meaning ascribed to it in that certain Confidential Information and Invention Assignment Agreement between Consultant and the Company dated even date herewith.

     b. "Confidential Information" shall have the meaning ascribed to it in that certain Confidential Information and Invention Assignment Agreement between Consultant and the Company dated even date herewith.

     c. "Services" means the consulting services provided by the Consultant to the Company during the term of this Agreement. The Services may include, without limitation, strategic planning and business development advice requested by the Company and agreed to by Consultant, subject to Consultant's availability.

2.   Confidential Information.  All Confidential Information and results of the
     ------------------------
Services are the sole property of the Company. Consultant hereby assigns to the Company any rights Consultant may have or acquire in such Confidential Information or results. As required by the Confidential Information and Invention Assignment Agreement between Consultant and the Company dated even date herewith, Consultant will keep in confidence and trust and will not use or disclose any Confidential Information.

3.   Company Materials.  All Company Materials are the sole property of the
     -----------------
Company. Consultant agrees that during the term of this Agreement, Consultant will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any third party except as may be necessary and appropriate in the ordinary course of performing the Services. Consultant further agrees that upon the Company's request and in any event upon completion of the Services, Consultant shall deliver to the Company all Company Materials and results of the Services. At all times before or after completion of the Services, the Company shall immediately have the right to examine the results of the Services and any materials relating there to ensure Consultant's compliance with the provisions of this Agreement.

4.   Consulting Services.
     -------------------

     a. This Agreement will terminate on June 30, 2001, unless earlier terminated pursuant to Section 6 of this Agreement.

     b. Consultant agrees to render the Services to the Company for the term of this Agreement. The parties acknowledge and agree that any request for Services and the scope of any Services shall be agreed to in a written scope of work executed by both parties prior to the commencement of a project. Consultant agrees to promptly submit all results of the Services to the Company, in written form or other tangible form, as may be agreed in a written scope of work executed by both parties.

     c. The Company shall pay Consultant an amount of $2,000 per day for any Services that Consultant and the Company agree in writing to be performed hereunder. In addition, the Company shall reimburse Consultant for reasonable long distance travel (transportation, lodging and meals) and telephone expenses Consultant is required to incur in providing the Services; provided, however, that such expenses shall be approved in advance by the Company.

     d. Upon completion of any projects, Consultant shall provide the Company with invoices detailing the consulting time, fees and expense reimbursements that Consultant believes are due under this Agreement, and shall itemize and provide receipts for expenses upon request. The Company agrees to pay approved invoices upon receipt.

5.   Noncompetition.  Consultant agrees that, during the term of this Agreement,
     --------------
Consultant will not engage in any employment, business, or activity that is in any way competitive with the business or reasonably anticipated business of the Company or EncrypTix, Inc., and Consultant will not assist any other person or organization in competing with or in preparing to compete with the Company or EncrypTix, Inc.

6.   Early Termination.  In the event a party is in breach of any
     -----------------
representation, warranty or covenant of Consultant's Separation Letter with the Company dated even date herewith, the other party may immediately terminate this Agreement upon written notice to the first party.

7.   Independent Contractor; Taxes.  Consultant is an independent contractor and
     -----------------------------
is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance; and Consultant agrees to defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.

8.   No Agency.  Consultant has no authority to act on behalf of or to enter
     ---------
into any contract, incur any liability or make any representation on behalf of the Company.

9.   Survival.  Consultant agrees that Sections 1 through 3 and Sections 7
     --------
through 13 of this Agreement shall survive any termination of this Agreement, and that the Company is entitled to communicate Consultant's obligations under this Agreement to any future client or potential client of Consultant.

10.  Choice of Law; Severability.  This Agreement shall be construed in
     ---------------------------
accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

11.  Successors and Assigns; Assignment.  This Agreement shall be binding upon
     ----------------------------------
Consultant and the Company, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that it shall not be assignable by Consultant.

12.  Entire Agreement.  With the exception of the Separation Letter between the
     ----------------
Consultant and the Company dated even date herewith and the exhibits thereto, this Agreement contains the entire understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by the parties.

13.  Notices.  All notices required under this Agreement shall be addressed to
     -------
the address set forth below (or at such other address as may be provided by written notice given in accordance with this Section 13) and provided by (i) registered mail, return receipt requested; or (ii) facsimile, with a confirmation copy as provided in clause (i), (iii) or (iv) of this Section 13; or (iii) a courier service with tracking capabilities; or (iv) hand delivery.

Dated:  December 20, 2000

Accepted and Agreed to:

STAMPS.COM INC.                              JOHN M. PAYNE

By:____________________________________      _________________________________
                                             Consultant Signature
Name:__________________________________

Title:_________________________________

                                       3